Exhibit 99(a)(24)

THE LAZARD FUNDS, INC.

ARTICLES OF AMENDMENT

THE LAZARD FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation is hereby amended to change the name of the Corporation's Lazard Emerging Markets Multi-Strategy Portfolio to Lazard Emerging Markets Multi Asset Portfolio, with the effect that the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Institutional Shares of Lazard Emerging Markets Multi-Strategy Portfolio are redesignated as Institutional Shares of Lazard Emerging Markets Multi Asset Portfolio, the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Open Shares of Lazard Emerging Markets Multi-Strategy Portfolio are redesignated as Open Shares of Lazard Emerging Markets Multi Asset Portfolio and the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as R6 Shares of Lazard Emerging Markets Multi-Strategy Portfolio are redesignated as R6 Shares of Lazard Emerging Markets Multi Asset Portfolio.

SECOND: The Charter of the Corporation is hereby amended to change the name of the Corporation's Lazard Multi-Asset Targeted Volatility Portfolio to Lazard Global Dynamic Multi Asset Portfolio, with the effect that the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Institutional Shares of Lazard Multi-Asset Targeted Volatility Portfolio are redesignated as Institutional Shares of Lazard Global Dynamic Multi Asset Portfolio, the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Open Shares of Lazard Multi-Asset Targeted Volatility Portfolio are redesignated as Open Shares of Lazard Global Dynamic Multi Asset Portfolio and the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as R6 Shares of Lazard Multi-Asset Targeted Volatility Portfolio are redesignated as R6 Shares of Lazard Global Dynamic Multi Asset Portfolio.

THIRD: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

FOURTH: The foregoing amendment does not increase the total number of authorized shares of the Corporation or the aggregate par value thereof. Giving effect to the redesignations in the foregoing amendment, the total number of shares of stock that the Corporation has authority to issue remains at five billion seven hundred million (5,700,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of five million seven hundred thousand dollars ($5,700,000.00), classified as follows:

Portfolio	Shares Authorized

Lazard US Equity Concentrated Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard US Strategic Equity Portfolio

Portfolio	Shares Authorized

Institutional Common Stock	100,000,000
Open Common Stock	100,000,000
R6 Common Stock	50,000,000

Lazard US Mid Cap Equity Portfolio
Institutional Common Stock	100,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard US Small-Mid Cap Equity Portfolio
Institutional Common Stock	150,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard Fundamental Long/Short Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard International Equity Portfolio
Institutional Common Stock	150,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard International Equity Select Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard International Strategic Equity Portfolio
Institutional Common Stock	100,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard International Small Cap Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard Global Equity Select Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard Global Listed Infrastructure Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Portfolio	Shares Authorized

Lazard Emerging Markets Core Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard Emerging Markets Equity Portfolio
Institutional Common Stock	700,000,000
Open Common Stock	200,000,000
R6 Common Stock	500,000,000

Lazard Developing Markets Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard Emerging Markets Equity Blend Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard Emerging Markets Debt Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard Emerging Markets Income Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard Explorer Total Return Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard Emerging Markets Multi Asset Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard US Realty Income Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard US Realty Equity Portfolio
Institutional Common Stock	50,000,000

Portfolio	Shares Authorized

Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard Global Realty Equity Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard US Corporate Income Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard US Short Duration Fixed Income Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard Global Fixed Income Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard Global Dynamic Multi Asset Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Lazard Capital Allocator Opportunistic Strategies Portfolio
Institutional Common Stock	50,000,000
Open Common Stock	50,000,000
R6 Common Stock	50,000,000

Total	5,700,000,000

The undersigned Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts with respect to authorization and approval set forth in these Articles of Amendment are true in all material respects and that this statement is made under penalties of perjury.

IN WITNESS WHEREOF, The Lazard Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary as of April __, 2014.

THE LAZARD FUNDS, INC.

By:
Nathan A. Paul
Vice President

Witness:

Tamar Goldstein
Assistant Secretary
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